UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2022

 Consolidated Edison, Inc.
(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place,	New York,	New York	10003
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 460-4600

 Consolidated Edison Company of New York, Inc.
(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place,	New York,	New York	10003
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 460-4600
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Consolidated Edison, Inc.,	ED	New York Stock Exchange
Common Shares ($.10 par value)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2022, Consolidated Edison Company of New York, Inc. (“Con Edison of New York”) entered into a 364-Day Revolving Credit Agreement, dated as of March 31, 2022 (the “364-Day Revolving Credit Agreement”), among Con Edison of New York, the lenders party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent. A copy of the 364-Day Revolving Credit Agreement is included as an exhibit to this report, and the description of the 364-Day Revolving Credit Agreement that follows is qualified in its entirety by reference to the 364-Day Revolving Credit Agreement.

Under the 364-Day Revolving Credit Agreement, the Lenders committed to provide loans, on a revolving credit basis, in an aggregate amount of up to $750 million. Con Edison of New York intends to use the 364-Day Revolving Credit Agreement to support its commercial paper program. Loans issued under the 364-Day Revolving Credit Agreement may also be used for other general corporate purposes. Any borrowings under the 364-Day Revolving Credit Agreement would generally be at variable interest rates. Interest and fees for loans under the 364-Day Revolving Credit Agreement generally reflect the credit rating of Con Edison of New York.

The Lenders’ commitments under the 364-Day Revolving Credit Agreement to make a loan to Con Edison of New York terminate on March 30, 2023 and are subject to certain conditions, including that there be no Event of Default (see below) or event which with notice or the lapse of time would become an Event of Default, that the representations and warranties of Con Edison of New York contained in the 364-Day Revolving Credit Agreement be true on and as of the date of such loan and that Con Edison of New York shall have received the required regulatory approval.

Pursuant to the 364-Day Revolving Credit Agreement, upon a change of control of Con Edison of New York or if an event of default (an “Event of Default”) occurs and is continuing, each Lender may terminate its commitment and declare the loans, accrued interest and any other amounts due by Con Edison of New York immediately due and payable. Events of Default, among others, include:

•Failure to pay any principal of any loan issued under the 364-Day Revolving Credit Agreement when due;
•Failure to pay any interest or fees under the 364-Day Revolving Credit Agreement within five days;
•Failure to meet covenants under the 364-Day Revolving Credit Agreement, including covenants that the ratio of consolidated debt to consolidated total capital of Con Edison of New York, calculated in accordance with the 364-Day Revolving Credit Agreement, not at any time exceed 0.65 to 1 and that, subject to certain exceptions (including liens or other encumbrances in aggregate not exceeding 5 percent of Con Edison of New York’s consolidated total capital), Con Edison of New York will not create, assume or suffer a lien or other encumbrance on its assets;
•Representations or warranties proved to be incorrect in any material respect when made (or deemed made);
•Cross default to other financial obligations of $150 million or more of Con Edison of New York which would permit the holder to accelerate the obligations; and
•Other customary events of default.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET AGREEMENT OF A REGISTRANT

The information set forth in Item 1.01 above is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit 10	364-Day Revolving Credit Agreement, dated as of March 31, 2022, among Con Edison of New York, the lenders party thereto and Bank of America, N.A., as Administrative Agent.
Exhibit 104	Cover Page Interactive Data File - The cover page iXBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.
CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Joseph Miller
Joseph Miller
Vice President, Controller and Chief Accounting Officer

Date: March 31, 2022

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